EXHIBIT 10.1
EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 11th day of December, 2006 by and among ViewCast.com, Inc., a Delaware corporation (the “Company”), Osprey Technologies, Inc., a Delaware corporation (“Osprey”) and Videoware, Inc., a Delaware corporation (“Videoware”) and Ardinger Family Partnership, Ltd., a Texas limited partnership (“Ardinger” and collectively with the Company, Osprey and Videoware, the “Parties”).
RECITALS:
     WHEREAS, the Company, Osprey, Videoware and Ardinger are parties to an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated as of October 15, 2003 which currently has outstanding $10,509,582.25 of unpaid principal and $3,891,360.53 of unpaid interest;
     WHEREAS, the Parties have agreed that in connection with amending the Loan Agreement, (i) Ardinger will enter into an amended and restated loan and security agreement (the “Amended Loan Agreement”) in substantially the form as set forth on Exhibit A hereto; (ii) the Company will issue Ardinger an aggregate of 80,000 shares of Series E Convertible Redeemable Preferred Stock (the “Series E Preferred”), to be issued in eight (8) certificates of 10,000 shares of Series E Preferred each, with terms substantially similar to the terms set forth on Exhibit B hereto; (iii) the Company will issue Ardinger $1,259,582 (the “Dollar Value of Common Stock”) worth of common stock of the Company, par value $0.0001 per share (the “Common Stock”), with the exact number of shares to be issued to be determined by dividing the Dollar Value of Common Stock by the lesser of (a) the average closing sale price of the Common Stock on the Over-the-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the Closing (as defined below) or (b) the closing sale price of the Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the Closing (such exact number of shares being the “Exchange Shares”); and (iv) the Company will issue Ardinger a seven year warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to 110% of the average closing sale price of the Common Stock on the Over-The-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the Closing (the “Warrant”) with terms substantially similar to the terms set forth on Exhibit C hereto;
     WHEREAS, the three disinterested directors of the Company, who constitute a majority of the board of directors, have approved the terms set forth in this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, the parties hereto agree as follows:
1. Amendment and Restatement of the Loan Agreement.
     (a) Amendment of Loan Agreement. Upon the terms and subject to the conditions of this Agreement, at the Closing, Ardinger shall amend the Loan Agreement and enter into the Amended Loan Agreement.
     (b) Consideration for the Amendment and Restatement of the Loan Agreement. At the Closing, in full consideration of the amendment and restatement of the Loan Agreement: (i) Ardinger shall enter into the Amended Loan Agreement with the Company, Osprey and Videoware; (ii) the Company shall issue to Ardinger 80,000 shares of Series E Preferred in eight (8) certificates of 10,000 shares of Series E Preferred each; (iii) the Company shall issue to Ardinger the Exchange Shares; (iv) the

Company and Ardinger entering into the Warrant; and (v) the Company and Ardinger entering into the registration rights agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Exhibit D.
2. Closing.
     (a) Time and Place of Closing. Subject to the satisfaction or waiver of all conditions precedent set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date to be agreed upon by the parties hereto at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas (the date and time on which the Closing occurs are referred to herein as the “Closing Date”).
     (b) Deliveries by the Company, Osprey and Videoware at the Closing. At the Closing, the Company, Osprey and Videoware shall deliver or cause to be delivered to Ardinger the following:
     (i) the Amended Loan Agreement and the documents related thereto executed by the Company, Osprey and Videoware;
     (ii) a copy of the Certificate of Designation of the Series E Preferred, certified by the Secretary of State of Delaware as being a true and correct copy of the Certificate of Designation of the Series E Preferred and as having been duly filed by the Company on or prior to the Closing Date;
     (iii) stock certificate(s) in Ardinger’s name representing the shares of Series E Preferred to be issued to Ardinger pursuant to this Agreement, which shall be in definitive form and registered in the name of Ardinger and in a single certificate or in such other denominations as Ardinger shall request;
     (iv) a letter from the Company to the transfer agent for the Common Stock requesting that as soon as reasonably practicable after Closing stock certificate(s) be issued in Ardinger’s name representing the Exchange Shares to be issued to Ardinger pursuant to this Agreement which stock certificate(s) shall be in definitive form and registered in the name of Ardinger and in a single certificate or in such other denominations as Ardinger shall request;
     (v) the Warrant executed by the Company;
     (vi) the Registration Rights Agreement executed by the Company; and
     (vii) such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by Ardinger.
     (c) Deliveries by Ardinger at the Closing. At the Closing, Ardinger shall deliver to the Company, Osprey and Videoware the following:
     (i) the Amended Loan Agreement and the documents related thereto executed by Ardinger;
     (ii) the Warrant executed by Ardinger;
     (iii) the Registration Rights Agreement executed by Ardinger; and

          (iv) such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by the Company, Osprey or Videoware.
3. Representations and Warranties of the Company, Osprey and Videoware. Each of the Company, Osprey and Videoware jointly and separately hereby represents and warrants to Ardinger as follows:
     (a) Organization, Standing and Authorization. Each of the Company and its subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and each of the Company and its subsidiaries has all power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of the Company, Osprey and Videoware has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered at the Closing pursuant to Section 2(b) hereof (collectively, the “Company Transaction Documents”). The execution, delivery, and performance by the Company, Osprey and Videoware of each of the Company Transaction Documents have been duly and validly authorized by all necessary action (corporate or otherwise) and proceedings on the part of the Company, Osprey and Videoware, as applicable. This Agreement has been, and each of the other Company Transaction Documents will be at the Closing, duly and validly executed and delivered by the Company, Osprey and Videoware, as applicable, and this Agreement constitutes, and each of the other Company Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of the Company, Osprey and Videoware, as applicable, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (b) Consents and Conflicts. Except for those that will have been obtained at or prior to the Closing and that will be effective at the Closing, no actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by the Company, Osprey or Videoware, as applicable, of the Company Transaction Documents. Neither the execution and delivery of the Company Transaction Documents by the Company, Osprey and Videoware nor the performance by each of the Company, Osprey and Videoware of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the certificate of incorporation or bylaws of the Company, Osprey or Videoware currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries are bound or to which any of the Company’s or its subsidiaries’ assets are subject; (iii) violate any applicable state, federal, foreign or local law, statute, ordinance, or regulation (collectively, the “Law”); or (iv) violate any judgment, writ, injunction, order, or ruling of any court or state, federal, foreign or local governmental authority (collectively, the “Order”) binding on the Company or any of its subsidiaries.
     (c) Securities Laws. In reliance on the representations of Ardinger contained in Section 4(c), the offer, issuance, sale and delivery of the Series E Preferred, the Exchange Shares and the Warrant, as provided in this Agreement, are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (collectively, with all of the rules and regulations promulgated thereunder, the “Securities Act”), and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company, nor anyone acting on its behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of shares of Series E Preferred, the Exchange Shares and the Warrant pursuant to this Agreement), that would subject the transactions contemplated hereby to the registration or prospectus delivery provisions of the Securities Act.
4. Representations and Warranties of Ardinger. Ardinger represents and warrants to the Company, Osprey and Videoware as follows:
     (a) Organization, Standing and Authorization. Ardinger is a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered by Ardinger at the Closing pursuant to Section 2(c) hereof (collectively, the “Ardinger Transaction Documents”). The execution, delivery, and performance by Ardinger of each of the Ardinger Transaction Documents have been duly and validly authorized by all necessary partnership action and proceedings on the part of Ardinger. This Agreement has been, and each of the other Ardinger Transaction Documents will be at the Closing, duly and validly executed and delivered by Ardinger and this Agreement constitutes, and each of the other Ardinger Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of Ardinger, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (b) Consents and Conflicts. No actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by Ardinger of the Ardinger Transaction Documents. Neither the execution and delivery of the Ardinger Transaction Documents by Ardinger nor the performance by Ardinger of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the organizational and other governing charter documents of Ardinger currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which Ardinger is a party or by which it is bound or to which any of its assets is subject; (iii) violate any Law; or (iv) violate any Order binding on Ardinger.
     (c) Securities Law Matters.
     (i) Ardinger is acquiring the Series E Preferred, the Warrant and the Exchange Shares (which for the purposes of the representations contained in this Section 4(c) shall include the Common Stock into which the Series E Preferred is convertible and the Warrant is exercisable) to be acquired by it for its own account and without a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of applicable federal or state securities laws;
     (ii) Ardinger has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series E Preferred, the Warrant and the Exchange Shares, and Ardinger is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Series E Preferred, the Warrant and the Exchange Shares;

     (iii) Ardinger understands that the Series E Preferred, the Warrant and the Exchange Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Ardinger’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Ardinger set forth herein in order to determine the availability of such exemptions and the eligibility of Ardinger to acquire the Series E Preferred, the Warrant and the Exchange Shares;
     (iv) Ardinger understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series E Preferred, the Warrant or the Exchange Shares or the fairness or suitability of the investment in the Series E Preferred, the Warrant or the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series E Preferred, the Warrant or the Exchange Shares;
     (v) Ardinger is Chairman of the Board and a significant stockholder of the Company. Ardinger is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (collectively with all of the rules and regulations promulgated thereunder, the “Exchange Act”)), member of a national securities exchange or person associated with a broker or dealer as defined in Section 3(a)(18) of the Exchange Act; and
     (vii) Ardinger acknowledges that the Series E Preferred, the Warrant and the Exchange Shares have not been registered under the Securities Act or any other applicable state or local securities laws and that the Series E Preferred, the Warrant and the Exchange Shares must be held indefinitely unless it is subsequently registered under the Securities Act and such other applicable securities laws or such sale is otherwise permitted pursuant to an available exemption from such registration requirement. Ardinger further acknowledges that the Warrant and each certificate evidencing Series E Preferred and Exchange Shares issued and delivered by the Company hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR ANY APPLICABLE “BLUE SKY” LAWS.
5. Covenants. At the Closing, the Company shall pay all reasonable expenses of the Company and up to a maximum of $25,000 of the reasonable fees and expenses of legal counsel to Ardinger incurred in connection with the negotiation, preparation, execution and delivery of documents in connection with the transactions contemplated hereby.

6. Conditions to Closing.
     (a) The Company, Osprey and Videoware. The obligation of the Company, Osprey and Videoware to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:
     (i) Ardinger shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of Ardinger contained herein shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;
     (ii) Ardinger shall have delivered to the Company, Osprey and Videoware a certificate, dated the Closing Date, stating (i) that all of the representations and warranties of Ardinger contained herein are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date; and (ii) that no material breach of any covenant of Ardinger contained in this Agreement has occurred or would result from the Closing hereunder;
     (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and
     (iv) The Company, Osprey and Videoware shall have received the deliveries of Ardinger as set forth in Section 2(c) of this Agreement.
     (b) Ardinger. The obligation of Ardinger to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:
     (i) Each of the Company, Osprey and Videoware shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of the Company, Osprey and Videoware shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;
     (ii) The Company shall have delivered to Ardinger a certificate, dated the Closing Date, stating: (i) that all of the representations and warranties of the Company, Osprey and Videoware contained herein are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date; and (ii) that no material breach of any covenant of the Company, Osprey and Videoware contained in this

Agreement has occurred or would result from the Closing hereunder; and (iii) that there has not been a material adverse change in the business, operations, financial condition or prospects of the Company since the date of this Agreement;
     (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and
     (iv) Ardinger shall have received the deliveries of the Company, Osprey and Videoware as set forth in Section 2(b) of this Agreement.
7. Termination. This Agreement may be terminated and the transactions herein contemplated abandoned at any time: (a) by any party hereto, if the Closing has not occurred on or before December 31, 2006; or (b) by the mutual written agreement of the Company, Osprey, Videoware and Ardinger. If this Agreement is terminated pursuant to this Section 7, this Agreement shall be null and void and of no further force and effect (except for the provisions of Section 9(c), 9(d), 9(j), and 9(k) hereof, which shall survive any such termination).
8. Indemnification.
     (a) Indemnification Obligation. Each of the Company, Osprey and Videoware agrees, jointly and severally, to indemnify and hold harmless Ardinger and its affiliates and their respective officers, directors, employees, agents and representatives (collectively “Representatives”), and Ardinger agrees to indemnify and hold harmless the Company, Osprey and Videoware and their affiliates and their respective Representatives, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind, but excluding incidental or consequential damages, losses, liabilities and expenses (“Losses”) which may be imposed upon, incurred by or asserted against such other party or parties or such other indemnified persons in any manner relating to or arising out of any breach of any representation or warranty by such indemnifying party contained herein or in any certificate or document delivered pursuant hereto (collectively, the “Indemnification Obligation”).
     (b) Indemnification Procedure. All claims for indemnification by one or more parties entitled to be indemnified hereunder (each, an “Indemnitee” and collectively, the “Indemnitee”) by one or more parties hereto (each, an “Indemnitor” and collectively, the “Indemnitor”), shall be asserted and resolved as follows:
     (i) In the event that any action, suit, claim, proceeding, investigation, audit, examination, demand, assessment, fine, judgment, settlement, compromise, interest, penalty, cost, remedial action and other expense (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Actions”) for which the Indemnitee may claim indemnity under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall as promptly as practicable notify the Indemnitor following the receipt by the Indemnitee of notice, written or otherwise, of such Action, specifying the nature of such Action and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Action) (the “Claim Notice”); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure to so notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses;

     (ii) The Indemnitor shall have thirty calendar days from the date on which the Claim Notice is duly given (the “Notice Period”) to notify the Indemnitee (A) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand, and (B) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such Action. If the Indemnitor notifies the Indemnitee within the Notice Period that it disputes its liability under the Indemnification Obligation to the Indemnitee with respect to a particular Action, and such dispute is determined by a final and nonappealable Order to be a wrongful denial of such liability, the Indemnitor shall be liable to the Indemnitee for the amount of any and all Losses arising from the Indemnitor’s failure to satisfy its Indemnification Obligation with respect to such Action;
     (iii) In the event the Indemnitor notifies (the “Indemnitor Notice”) the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such Action, then except as hereinafter provided, the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate activities or proceedings, shall use its commercially reasonable efforts to settle or prosecute or otherwise contest, at Indemnitor’s election (subject to the terms of this Agreement), such activities or proceedings to a final conclusion in such a manner as to attempt to avoid the Indemnitee becoming subject to any injunctive or other equitable Order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend the Indemnitee diligently against such Action after providing such Indemnitor Notice, within ten calendar days after receiving written notice from the Indemnitee stating that the Indemnitee believes that the Indemnitor has failed to take such steps, the Indemnitee may assume its own defense and the Indemnitor shall be liable for all Losses arising out of such Action; provided, further, that the Indemnitor shall not be entitled to assume the defense of any such Action pursuant to this Section unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to Losses arising from or relating to such Action, and that the Indemnitor shall not in any Action in which Losses include any obligation other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by all claimants and plaintiffs to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of any Action. If the defendants in any such Action include both the Indemnitor and the Indemnitee and the Indemnitee shall have reasonably concluded that there may be legal defenses or rights available to the Indemnitee which are in potential conflict with those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor’s expense as separate counsel, on behalf of the Indemnitee. In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such Action, the Indemnitee shall not settle such Action without the consent of the Indemnitor, which shall not be unreasonably withheld or delayed; provided, however, that the Indemnitee reserves the right to settle any Action at the Indemnitee’s sole cost and expense without the consent of the Indemnitor and the Indemnitor shall have no further liability or obligation with respect to any such Action so settled.
     (iv) Prior to the Indemnitor’s settling any Action, the defense of which it has assumed control, in which the settlement includes any obligation of the Indemnitee other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, the Indemnitor shall obtain the Indemnitee’s prior approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If such settlement consists of a bona fide offer and the Indemnitee notifies the Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, settlement, costs, expenses (including, without limitation, reasonable attorneys’ fees and court costs) or other Losses in excess of the proposed settlement amount and shall have the right to elect to control the defense of such Action at its sole cost and expense.
     (v) In the event the Indemnitee should have a claim for indemnification against the Indemnitor hereunder which does not involve an Action being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Losses related thereto.
     (c) Survival. All representations and warranties of the parties made in this Agreement shall survive for two years following the Closing Date; provided, that the representations and warranties contained in Sections 3(c) and 4(c) shall survive indefinitely.
     (d) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, neither the Company on the one hand, nor Ardinger on the other hand, shall be liable for indemnification hereunder in an aggregate amount in excess of the outstanding principal and interest under the Loan Agreement on the Closing Date.
9. Miscellaneous.
     (a) Amendment. This Agreement may be supplemented, amended, or waived, in whole or in part, only by a written instrument executed by each of the parties hereto.
     (b) Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the written consent of the other party to this Agreement. This Agreement shall benefit and bind the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. All references herein to “Company”, “Osprey,” “Videoware,” “Ardinger”, or “party” shall include the respective heirs, executors, administrators, legal representatives, successors, and permitted assigns thereof.
     (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings, written or oral, with respect to such subject matter.
     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
     (e) Captions, Schedules, and Exhibits. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms or conditions hereof. All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the identity of the applicable person may require, and words using the singular or plural number shall be deemed to include respectively the plural or singular number as applicable. Unless otherwise specified, all references in this Agreement to “Sections” shall refer to provisions of this

Agreement and all references in this Agreement to “Exhibits” shall refer to exhibits to this Agreement. All exhibits attached hereto are made a part hereof and incorporated herein by reference for all purposes.
     (f) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is held to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof.
     (g) Further Assurances. Each of the parties hereto shall cooperate with the others and proceed, as promptly as is reasonably practicable, to seek to obtain all consents and approvals necessary to consummate the transactions contemplated hereby. In addition, from time to time after the Closing, each of the Company and Ardinger shall, at the request of the other but without further consideration, execute and deliver such other certificates, statements, and documents, and take such other action as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby.
     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     (i) Notices. Any notice, request, consent, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered to any party: (i) when received by such party if delivered by hand; (ii) within one business day after being sent by reputable overnight delivery service; (iii) upon receipt of written confirmation if delivered by facsimile; or (iv) within five business days after being mailed by first-class mail, postage prepaid, and in each case addressed to the party to whom such notice, request, consent, or other communication is directed at its address set forth below:
If to the Company, Osprey or Videoware:
ViewCast Corporation
3701 W. Plano Pkwy., Suite 300
Plano, TX 75075
Attention: Laurie Latham
Facsimile: (972) 488-7299
Phone: (972) 488-7285
If to Ardinger:
Lance E. L. Ouellette
H.T. Ardinger & Son Co.
1990 LakePointe Dr.
Lewisville, TX 75057
Facsimile: (469) 635-0265
Phone: (469) 635-0137

With a copy, which shall not constitute notice to:
Richard L. Waggoner
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
Facsimile: (214) 999-3510
Phone: (214) 999-4510
     (j) Publicity. Except to the extent required by law, none of the parties hereto shall, without the prior written consent of the other parties hereto, directly or indirectly, make any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction among the parties hereto or any of the terms, conditions, or other aspects of the transactions proposed in this Agreement.
     (k) Failure to Complete. If the Closing does not occur for any reason or this Agreement is terminated pursuant to Section 7, the Company shall reimburse Ardinger for its reasonable attorneys fees and expenses up to a maximum of $25,000 incurred in connection with the negotiation, preparation, execution and delivery of documents in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

VIEWCAST.COM, INC.
By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer

OSPREY TECHNOLOGIES, INC.
By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer

VIDEOWARE, INC.
By:	/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer

ARDINGER FAMILY PARTNERSHIP, LTD.
By:	/s/ H.T. Ardinger, Jr.
H.T. Ardinger, Jr., its general partner

EXHIBIT A
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of December 11, 2006 (as further amended, modified or restated from time to time, this “Agreement”), will serve to set forth the terms of the financing transactions by and among ARDINGER FAMILY PARTNERSHIP, LTD., a Texas limited partnership (“Lender”), VIEWCAST.COM, INC., f/k/a MULTIMEDIA ACCESS CORPORATION, a Delaware corporation (“ViewCast”), OSPREY TECHNOLOGIES, INC., a Delaware corporation (“Osprey”), and VIDEOWARE, INC., a Delaware corporation (“VideoWare”) (ViewCast, Osprey, and VideoWare are jointly and severally referred to as “Borrower”).
RECITALS
     WHEREAS, ViewCast and Lender have entered into that certain: (a) Amended and Restated Loan and Security Agreement dated as of October 15, 2003 (as further amended, modified or restated as of even date herewith, the “Original Loan and Security Agreement”); and (b) that certain Amended and Restated Pledge Agreement dated as of October 15, 2003 (as further amended, modified or restated as of even date herewith, the “Original Pledge Agreement”);
     WHEREAS, ViewCast, Osprey and VideoWare and Lender desire to amend and restate the indebtedness evidenced by that certain (a) Amended and Restated Promissory Note, dated as of October 15, 2003, in the original principal amount of $2,000,000.00 and (b) Promissory Note, dated as of October 15, 2003, in the original principal amount of $6,909,582.25 (as either has been amended, modified or restated to date, collectively, the “Original Promissory Notes”) with each of the Original Promissory Notes executed by Borrower and payable to the order of Lender and secured by the Original Loan and Security Agreement and the Original Pledge Agreement (collectively with all other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, the “Original Loan Documents”);
     WHEREAS, Borrower owes Lender $10,509,582.25 (the “Principal Balance”) under the Original Promissory Notes;
     WHEREAS, ViewCast and Lender are parties to that certain Exchange Agreement, dated as of even date herewith (the “Exchange Agreement”) whereby $8,000,000 of the Principal Balance will be exchanged for shares of ViewCast’s Series E Convertible Redeemable Preferred Stock and $1,259,582.00 of the Principal Balance will be exchanged for shares of ViewCast’s common stock;
     WHEREAS, as of the date hereof, immediately following the exchange under the Exchange Agreement, Borrower owes Lender the remaining principal amount of $1,250,000.25 (the “Outstanding Principal”) and owes Lender accrued and unpaid interest of $3,891,360.53 (the “Accrued and Outstanding Interest”) (the Outstanding Principal and the Accrued and Outstanding Interest are sometimes collectively referred to as the “Existing Debt”);

     WHEREAS, ViewCast, Osprey and VideoWare desire to establish their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects an exchange of debt which would not otherwise be available to ViewCast, Osprey and VideoWare if they were not jointly and severally liable for payment of all of the Indebtedness (as defined below); and
     WHEREAS, ViewCast, Osprey and VideoWare have determined that each will benefit specifically and materially from the restructuring contemplated by this Agreement;
     WHEREAS, ViewCast, Osprey and VideoWare have requested and bargained for the structure and terms of and security for the transactions contemplated by this Agreement; and
     WHEREAS, it is both a condition precedent to the obligations of Lender hereunder and a desire of each entity constituting Borrower to execute and deliver to Lender this Agreement;
     NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
     (a) “Accrued and Outstanding Interest” shall have the meaning set forth in the Recitals.
     (b) “Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, membership interests, or partnership interests or by contract or otherwise.
     (c) “Applicable Bankruptcy Law” shall have the meaning set forth in Section 10(f).
     (d) “Applicable Federal Rate” shall mean the variable rate of interest per annum which is equal to the Applicable Federal Rate as published by the U.S. Department of the Treasury from time to time in accordance with Section 1274(d) of the Internal Revenue Code of 1986.
     (e) “Claims” shall have the meaning set forth in Section 12.
     (f) “Business Day” shall mean shall mean any day other than a Saturday, Sunday or any other day on which banks are authorized or required to be closed in the State of Texas.
     (g) “Code” shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

     (h) “Collateral” shall mean:
          (i) All present and future accounts, chattel paper, documents, instruments, deposit accounts, commercial tort claims, commodity accounts, commodity contracts, instruments, investment property, letters of credit, letter of credit rights, contract rights, money and general intangibles now or hereafter owned, held, or acquired by Borrower.
          (ii) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, by Borrower wherever located.
          (iii) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.
          (iv) All Patents, Copyrights, Trademarks and Licenses now or hereafter owned, held, or acquired by Borrower (including without limitation, those Patents, Copyrights, Trademarks, and Licenses set forth on Exhibit A attached hereto, if any).
The term “Collateral,” as used herein, shall also include all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Borrower which may at any time come into the possession of Lender. The term Collateral shall include all of Borrower’s records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form). The designation of proceeds does not authorize Borrower to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale or services provided in the ordinary course of Borrower’s business or as otherwise provided herein.
     (i) “Consolidated Capital Expenditures” shall mean, for any period, all capital expenditures of Borrower on a consolidated basis (i.e, capital expenditures for ViewCast, Osprey and VideoWare) for such period, as determined in accordance with generally accepted accounting principles.
     (j) “Consolidated EBITDA” shall mean, for any period, the sum of (i) consolidated net income for Borrower (i.e, net income, without duplication, for ViewCast, Osprey and VideoWare) for such period, plus (ii) an amount which, in the determination of consolidated net income for such period, has been deducted for (A) consolidated interest expense, (B) total federal, state, local and foreign income, value added and similar taxes accrued during such period, (C) losses (or minus gains) on the sale or disposition of assets outside the ordinary course of business, and (D) depreciation, amortization expense and other non-cash charges, all as determined in accordance with generally accepted accounting principles.

     (k) “Copyright” shall mean all right, title and interest in and to the copyright applications and copyrights of Borrower and those copyrights which are hereafter obtained or acquired by Borrower and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by Borrower.
     (l) [intentionally omitted]
     (m) “Debt Payments” shall mean, as of any date of determination for Borrower, the sum of all payments of principal and interest on indebtedness or Redeemable Preferred Stock for the applicable period ending on the date of determination (including the payments due on capital leases during the applicable period ending on the date of determination) and excluding any voluntary or required prepayments on the Note.
     (n) “Event of Default” shall have the meaning set forth in Section 10.
     (o) “Exchange Agreement” shall have the meaning set forth in the Recitals.
     (p) “Excess Cash Flow” shall mean, with respect to any six month period of Borrower on a consolidated basis, an amount equal to (i) Consolidated EBITDA for such period, minus (ii) Consolidated Capital Expenditures for such period, minus (iii) Debt Payments made during such period, minus (iv) tax payments in respect of federal, state, local and foreign income, franchise, property, sales, value added and similar taxes made during such period, minus (v) any consolidated negative working capital at the end of such period, minus (vi) a capital reserve for scheduled payments due and budgeted operating and capital expenditures for the subsequent fiscal year period in excess of any consolidated positive net working capital at the end of such period, and plus (vii) distributions received by Borrower from any other wholly owned subsidiaries.
     (q) “Existing Debt” shall have the meaning set forth in the Recitals.
     (r) “Indebtedness” shall mean (i) all indebtedness, obligations and liabilities of Borrower to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Lender now existing or hereafter arising under the Note, this Agreement, the other Loan Documents or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in Subsection (i) above, (iii) all obligations of Borrower to Lender under the Loan Documents, (iv) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in Subsections (i), (ii), (iii) and (iv) above.
     (s) “Indemnified Person” shall have the meaning set forth in Section 12.
     (t) “Licenses” shall mean the patent, trademark or copyright license agreements of Borrower as any of the same may from time to time be amended or supplemented and those licenses which are hereafter obtained or acquired by Borrower.
     (u) “Loan” means all advances pursuant to the Loan Documents from time to time .
     (v) “Loan Documents” shall mean this Agreement, the Note, the Pledge Agreement, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan.
     (w) “Maturity Date” shall mean the date that is the earliest of: (i) December 31, 2009; (ii) the date of the sale of all or substantially all of the assets or equity of Borrower; (iii) the date of any merger of Borrower with any other entity in which the shareholders of Borrower prior to the merger do not control the surviving entity following the merger; or (iv) the date of the acceleration of the Indebtedness pursuant to the terms of this Agreement.
     (x) “Maximum Rate” means, at any particular time in question, the maximum rate of interest that, under applicable law, may be charged on the Primary Principal Amount or the Secondary Principal Amount, as applicable, at such time.
     (y) “Measuring Date” shall have the meaning set forth in Section 3(a).
     (z) “Note” shall have the meaning set forth in Section 4.
     (aa) “Obligation” shall mean all Indebtedness arising under this Agreement.
     (bb) “Outstanding Principal” shall have the meaning set forth in the Recitals.
     (cc) “Patents” shall mean all right, title and interest in and to the patent applications and patents of Borrower and those patents which are hereafter obtained or acquired by Borrower and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by Borrower.
     (dd) “Permitted Liens” shall have the meaning set forth in Section 7(c).

     (ee) “Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, limited liability company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.
     (ff) “Pledge Agreement” shall mean that certain Amended and Restated Pledge Agreement dated October 15, 2003 as amended, modified, or restated from time to time between Borrower and Lender, including by the Confirmation of Amended and Restated Pledge Agreement dated as of even date herewith, executed by ViewCast and Lender.
     (gg) “Primary Contract Rate” shall mean the rate of interest per annum which is equal to: (a) the Prime Rate; plus (b) one percent (1%); provided, however, that the “Primary Contract Rate” shall not exceed nine and one-half percent (9.50%) prior to December 31, 2007.
     (hh) “Prime Rate” shall mean the rate of interest per annum which is equal to the variable rate of interest per annum equal to the prime rate as published from time to time in the “Money Rates” table of The Wall Street Journal (Southwest Edition). If the prime rate is no longer published in the “Money Rates” table of The Wall Street Journal (Southwest Edition), then Lender will choose a substitute index that is based upon comparable information.
     (ii) “Secondary Contract Rate” shall mean, at any time, the Applicable Federal Rate at such time.
     (jj) “Trademarks” shall mean the registered trademarks and pending applications therefor of Borrower and those trademarks which are hereafter adopted or acquired by Borrower, and all right, title and interest therein and thereto, and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, all whether now owned or hereafter acquired by Borrower.
     (kk) “Unpaid Principal” shall mean an amount equal to the aggregate amount of the Outstanding Principal and the Accrued and Outstanding Interest.
All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. Terms not otherwise defined herein shall have the same meanings as in the Note.
     2. Restructuring of Existing Debt.
     (a) Modification of Existing Debt. In consideration for, among other things, Lender’s consummation of the Exchange Agreement, Borrower agrees to execute the Note, with the principal amount of the Note being the Unpaid Principal and such amount representing the aggregate of the Outstanding Principal (the “Primary Principal Amount”) and the Accrued and Outstanding Interest (the “Secondary Principal Amount”). Borrower

hereby acknowledges and agrees that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of Borrower against Lender exists arising out of or with respect to any of the Existing Debt, the Outstanding Principal, the Accrued and Outstanding Interest, the Original Loan Documents, the Original Promissory Notes, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to any of the foregoing, and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any, against Lender relating to the Existing Debt, or the Original Loan Documents. Borrower acknowledges and agrees that Lender is not required or obligated to make any further advances to Borrower under the Original Loan Documents, the Note, this Agreement, or any other Loan Document.
     (b) No Revolving Facility. Borrower may not reborrow any sums paid or prepaid under the Note, the Loan, or this Agreement.
     (c) Joint and Several Obligation. Each obligation hereunder of Borrower is a joint and several obligation of each entity constituting Borrower.
     3. Payment of Obligation.
     (a) Mandatory Prepayment from Excess Cash Flow. On a date within sixty (60) days after each December 31 (each December 31 is a “Measuring Date”), beginning within sixty (60) days after December 31, 2006, Borrower shall prepay the unpaid balance of the Primary Principal Amount in an amount equal to fifty percent (50%) of the Excess Cash Flow earned during the twelve (12) month period ending on the immediately preceding Measuring Date.
     (b) Mandatory Prepayment from Certain Asset Sales. Within three (3) Business Days of Borrower’s receipt of the net proceeds of any asset sale not in the ordinary course of business of at least $500,000, Borrower shall prepay the unpaid balance of the Primary Principal Amount in an amount equal to seventy-five percent (75%) of such net cash proceeds.
     (c) Payment of Interest on Primary Principal Amount. (i) Interest on the unpaid Primary Principal Amount shall be calculated at a fluctuating rate per annum which shall be equal to the lesser of: (x) the Maximum Rate; and (y) the Primary Contract Rate, each change in the rate to be charged on the Primary Principal Amount to become effective without notice to Borrower on the effective date of each such change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Primary Contract Rate shall exceed the Maximum Rate, thereby causing the interest on the Primary Principal Amount to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Primary Principal Amount below the Maximum Rate until the total amount of interest accrued on the Primary Principal Amount equals the amount of interest which would have accrued on the Primary Principal Amount if the Primary Contract Rate had at all times been in effect. (ii) Interest on the unpaid Primary Principal Amount shall accrue daily and be paid monthly in arrears, on the last Business Day of each month.

     (d) Payment of Interest on Secondary Principal Amount. Interest on the unpaid Secondary Principal Amount shall be calculated at a fluctuating rate per annum which shall be equal to the lesser of: (x) the Maximum Rate; and (y) the Secondary Contract Rate, each change in the rate to be charged on the Secondary Principal Amount to become effective without notice to Borrower on the effective date of each such change in the Maximum Rate or the Applicable Federal Rate, as the case may be; provided, however, that if at any time the Secondary Contract Rate shall exceed the Maximum Rate, thereby causing the interest on the Secondary Principal Amount to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Federal Rate shall not reduce the rate of interest on the Secondary Principal Amount below the Maximum Rate until the total amount of interest accrued on the Secondary Principal Amount equals the amount of interest which would have accrued on the Secondary Principal Amount if the Secondary Contract Rate had at all times been in effect. (ii) Interest on the unpaid Secondary Principal Amount shall be paid in full on the Maturity Date.
     (e) Payment of Outstanding Obligation. On the Maturity Date, Borrower shall repay the outstanding Unpaid Principal and all accrued and unpaid interest thereon.
     4. Promissory Note. The Unpaid Principal shall be evidenced by a promissory note (such promissory note to be in the form of Exhibit B attached hereto, together with any amendments, modifications, replacements, substitutions, restatements, renewals, extensions and increases thereof, the “Note”) duly executed by Borrower and payable to the order of Lender. Interest on the Note shall accrue at the rate set forth herein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and this Agreement. The Note shall be given in amendment, restatement and extension, but not extinguishment, of all amounts left owing and unpaid (following the exchange of $9,259,582 pursuant to the Exchange Agreement) under the Original Promissory Notes.
     5. Confirmation of Liens and Grant of Liens on Collateral. As collateral and security for the Indebtedness, (a) Borrower hereby ratifies and confirms each and all of the liens previously granted to Lender and (b) each Borrower hereby grants to Lender, its successors and assigns, a first priority lien and security interest in and to all of the Collateral.
     5. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
     (a) Existence. Borrower is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) duly qualified and licensed in all other states and jurisdictions where it is doing business, except where the failure to be so qualified or licensed would not (A) have a material adverse effect on Borrower, or (B) affect the enforceability of the lien granted Lender on the Collateral. Borrower has all requisite power and authority to execute and deliver the Loan Documents.
     (b) Binding Obligations. The execution, delivery, and performance of the Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.
     (c) No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of its organizational documents or other instrument binding upon Borrower, (2) any law, governmental regulation, court decree or order applicable to Borrower, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or of any person except as may be expressly contemplated in the Loan Documents.
     (d) Financial Condition. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents Borrower’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Lender.
     (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the assets or properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely, would have a material adverse effect on the assets, liabilities, financial condition, properties, business or results of operations of Borrower.
     (f) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.
     (g) Ownership and Liens. Borrower has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, (other than the Permitted Liens). To Borrower’s knowledge, no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Borrower has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.
     (h) Security Interest. Borrower has, and will have at all times, full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than the Permitted Liens. This Agreement creates a legal, valid and binding security interest in favor of Lender in the Collateral securing the Indebtedness. Possession by Lender of certain types of Collateral from time to time or the filing of the financing statements delivered prior hereto or concurrently herewith by Borrower to

Lender will perfect and establish the first priority of Lender’s security interest hereunder in the Collateral.
     (i) Location. Borrower’s chief executive office and the office where the records concerning the Collateral are kept is at its address set forth on the signature page hereof. All Collateral shall be kept at such address and at such other locations as may be identified to Lender in writing in advance from time-to-time in accordance with this Agreement.
     (j) Operation of Business. To the best of it’s knowledge, Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct business as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights or others with respect to any of the foregoing.
     6. Affirmative Covenants. Until all Indebtedness of Borrower under the Loan Documents is fully paid and satisfied, and Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:
     (a) Accounts and Records. Maintain its books and records in accordance with generally accepted accounting principles.
     (b) Right of Inspection. Permit Lender to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower’s books and records, at all reasonable times and upon prior written notice.
     (c) Right to Additional Information. Furnish Lender with such information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.
     (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all applicable statutes, rules, regulations or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances), where the failure to perform or comply could have a material adverse effect on the assets, liabilities, financial condition, properties, business or results of operations of Borrower. ViewCast will timely make all filings required by, and otherwise comply with all applicable obligations of, the federal securities laws of the United States.
     (e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.
     (f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed reasonably necessary. Borrower will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy of insurance maintained by Borrower shall (i) name Borrower and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Borrower, (iii) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Lender by the insurer. Borrower will deliver to Lender original or duplicate policies of such insurance and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Borrower will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents.
     (g) Notice of Indebtedness. Promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.
     (h) Notice of Litigation. Promptly after the commencement thereof, notify Lender of all actions, suits and proceedings before any court or any governmental department, commission or board in which Borrower is a plaintiff or defendant or any of the properties or assets of Borrower are the subject of such actions, suits or proceedings.
     (i) Notice of Material Adverse Change. Promptly inform Lender of (i) any and all material adverse changes in Borrower’s financial condition, and (ii) all claims made against Borrower that could materially affect the financial condition of Borrower.
     (j) Ownership and Liens. Borrower will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement or Permitted Liens. Borrower will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Liens. Borrower will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.

     (k) Further Assurances. Borrower will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Lender may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (1) executing and filing such financing or continuation statements, or amendments thereto; and (2) furnishing to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Lender.
     (l) Accounts and General Intangibles. Borrower will, except as otherwise provided herein, collect, at Borrower’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Borrower may and, at Lender’s direction, will take such action not otherwise forbidden herein as Borrower or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Borrower will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Borrower also covenants and agrees to take any action and/or execute any documents that Lender may request in order to comply with the Federal Assignment of Claims Act, as amended.
     (m) Chattel Paper, Documents and Instruments. Borrower will take such action as may be requested by Lender in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Lender, Borrower will deliver to Lender all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.
     (n) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.
     (o) Maintenance of Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business.
     (p) Conduct of Business. Continue to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement within Borrower’s powers under organizational documents.
     7. Negative Covenants. Until all Indebtedness of Borrower under the Loan Documents is fully paid and satisfied, and the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:

     (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.
     (b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity.
     (c) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens existing on the date hereof and, to the extend previously required, previously approved in writing by Lender, (iii) purchase money security interests incurred in connection with Borrower’s acquisition of goods; (iv) liens for taxes, assessments, customs, duties or similar charges either (A) not yet due, or (B) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, (v) liens imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s and other like liens arising in the ordinary course of Borrower’s or any Affiliate’s respective business, (vi) pledges or deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such encumbrances do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use, and (viii) liens approved in writing by Lender (collectively, the “Permitted Liens”).
     (d) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, (ii) borrowings for a permitted purpose not to exceed $250,000.00 per year, (iii) trade payables in the ordinary course of business, (iv) indebtedness between or among Borrower and one or more wholly-owned subsidiaries of Borrower so long as evidenced by a note and the note is pledged to Lender; (v) indebtedness secured by Permitted Liens; or (vi) as previously consented to in writing by Lender.
     (e) Loan. Make loans to, or guarantee any obligation of, any other Person, without written permission from the Lender; provided that such limitation shall not apply in respect of any loan by and between Borrower and any wholly-owned subsidiary of Borrower, or to any guaranty by Borrower of the indebtedness of any wholly-owned subsidiary of Borrower, or vice versa.
     (f) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.
     (g) Dividends. Declare or pay any dividends on any equity interest of Borrower, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any equity interest of Borrower, or make any other distribution, sale, transfer or lease of any of Borrower’s assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of (i) principal or interest on indebtedness and obligations owing from time to time by Borrower to Lender, or (ii) taxes owing by a shareholder of Borrower to the extent that such taxes are incurred as a result of the business operations of Borrower.
     (h) Transfer or Encumbrance. Borrower will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral other than the Permitted Liens, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Lender, except for (1) transfers previously disclosed to Lender, (2) sales of inventory in the ordinary course of business, and (3) the sale or other disposal of any item of equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Borrower and made subject to the security interest under this Agreement, but which is otherwise free and clear of any lien, security interest, encumbrance or adverse claim other than Permitted Liens; provided, however, the exceptions permitted in clauses (1) through (3) above shall automatically terminate upon the occurrence of an Event of Default.
     (i) Impairment of Security Interest. Take any action that would in any manner impair the value or enforceability of Lender’s security interest in any Collateral.
     (j) Compromise of Collateral. Adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default. Borrower shall provide to Lender such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.
     (k) Financing Statement Filings. Cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, (iii) Borrower’s chief executive office, or (iv) the state of Borrower’s organization to a jurisdiction other than as represented herein unless Borrower shall have notified Lender in writing of such change at least sixty (60) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Collateral.
     (l) Capital Expenditures. Make capital expenditures in any fiscal year in excess of $100,000.00 in the aggregate.
     (m) Leases. Create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except leases (i) totaling in the aggregate an amount equal to or less than $500,000.00 in any fiscal year of Borrower and

(ii) for a maximum lease period thirty-six (36) months or less without written permission from Lender, except for real property leases which may have a maximum lease period of sixty (60) months.
     (n) Investments. Purchase any stock or debt obligations for cash (except obligations of the U.S. government).
     (o) Changes in Management or Ownership. Make any changes in management that might materially change the character or operating philosophy of Borrower.
     8. Reporting Requirements. Until the Indebtedness of Borrower under this Agreement and the other Loan Documents is fully paid and satisfied, and the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:
     (a) Interim Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, financial statements of Borrower as of the end of such calendar quarter all in form and substance and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate person (i) as being true and correct in all material aspects to the best of his or her knowledge (subject to year end adjustments), and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.
     (b) Annual Financial Statements and Tax Returns. As soon as available and in any event within (i) one hundred-twenty (120) days after the end of each fiscal year of Borrower, a balance sheet, cash flow and income statement of Borrower as of the end of such fiscal year, in each case compiled by independent public accountants of recognized standing acceptable to Lender, and (ii) within thirty (30) days of filing, annual income tax returns for Borrower.
     (c) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower could have a material adverse effect on the financial condition, properties, or operations of Borrower.
     (d) Notice of Default and Events of Default. As soon as possible and in any event within thirty (30) days after the concurrence of each default or event of default, a written notice setting forth the details of such default or event of default and the action which is proposed to be taken by Borrower with respect thereto.
     (e) General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower or any subsidiary as the Lenders may from time to time reasonably request, including copies of all filings with the Securities and Exchange Commission.

     9. Rights of Lender. Lender shall have the rights contained in this Section at all times that this Agreement is effective.
     (a) Additional Financing Statements Filings. Borrower hereby authorizes Lender to file, without the signature of Borrower, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the Code, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Chapter 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment.
     (b) Power of Attorney. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Lender hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral.
     (c) Performance by Lender. If Borrower fails to perform any agreement or obligation provided herein, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Borrower on demand.
     (d) Borrower’s Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Borrower in respect of such accounts or general intangibles shall be received in trust for the benefit of Lender hereunder and, upon request of Lender, shall be segregated from other property of Borrower and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.
     (e) Notification of Account Debtors. Lender may at its reasonable discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Lender’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lender, and (ii) to verify the accounts or general intangibles with such obligors. Lender shall have the right, at the expense of Borrower, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower.
     10. Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:
     (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note, or any other Indebtedness owing to Lender by Borrower from time to time and such failure, refusal or neglect shall continue unremedied for a period of five (5) Business Days after written notice from Lender to Borrower.
     (b) The failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents which is not cured within ten (10) Business Days following written notice from Lender to Borrower.
     (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower which is not cured within ten (10) Business Days following written notice from Lender to Borrower.
     (d) Any representation contained herein or in any of the other Loan Documents made by Borrower is false or misleading in any material respect.
     (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower or any of its subsidiaries to any third party under any agreement or understanding.
     (f) If Borrower: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of Borrowers now or hereafter existing is requested or consented to by it; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of it; or (vi) fails to pay within thirty (30) days any final money judgment against it.

     (g) Except as otherwise provided in this Agreement, the liquidation, dissolution, merger or consolidation of any Borrower.
     (h) The entry of any judgment against Borrower or the issuance or entry of any attachments or other liens against any of the property of Borrower for an amount in excess of $10,000.00 (individually or in the aggregate) if undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.
     (i) The Collateral or any portion thereof is taken on execution or other process of law in any action against Borrower.
     (j) The holder of any lien or security interest on any of the assets of Borrower, including without limitation, the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.
     (k) This Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest in and to the property purported to be subject to this Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity of enforceability hereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement or the other Loan Documents.
Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.
     11. Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.
     (a) Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (ii) Lender may, at its option, cease further advances under the Note and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 13(f): (i) further advances under the Note and this Agreement, and (ii) the Note and all other Indebtedness owing to Lender by Borrower at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.
     (b) Other Remedies. Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:
          (i) exercise in respect of the Collateral all the rights and remedies of a Lender under the Code (whether or not the Code applies to the affected Collateral);
          (ii) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;
          (iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;
          (iv) sell or otherwise dispose of, at its office, on the premises of Borrower or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;
          (v) buy the Collateral, or any portion thereof, at any public sale;
          (vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
          (vii) apply for the appointment of a receiver for the Collateral, and Borrower hereby consents to any such appointment; and
          (viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.
Borrower agrees that in the event Borrower is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Borrower’s address set forth on the signature page hereof, five (5) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (c) Application of Proceeds. If any Event of Default shall have occurred, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:
          (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;
          (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;
          (iii) to the satisfaction of the Indebtedness;
          (iv) by holding such cash and proceeds as Collateral;
          (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and
          (vi) by delivery to Borrower or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.
     (d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.
     (e) Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party’s option.

     (f) Other Recourse. Borrower waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Borrower further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Borrower shall have no right of subrogation and Borrower waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Borrower authorizes Lender, and without notice or demand and without any reservation of rights against Borrower and without affecting Borrower’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.
     12. Indemnity. Borrower hereby indemnifies and agrees to hold harmless and defend Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person’s gross negligence or willful misconduct. If Borrower or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.
     13. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.
     14. Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.
     15. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.
     16. Construction. This Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender’s address set forth on the signature page hereof is located.
     17. Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
     18. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein (b) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.
     19. Participation of the Loan. Borrower agrees that Lender may, at its option, sell interests in the Loan and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each perspective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Borrower’s confidential information.
     20. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.
     21. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.
     22. Amendment and Consolidation. This Agreement is an amendment and restatement of the Original Loan and Security Agreement.
     23. Interpretation. Whenever the context requires in this Agreement, the gender of all words used in Agreement include the masculine, feminine, and neuter and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Use of “herein,” “hereof,” “hereby,” “hereunder,” or similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or part hereof. Unless otherwise specified, all references to a Section refer to sections of this Agreement. The terms “include,” “includes,” and “including” mean “include without limitation,” “includes without limitation,” and “including without limitation” and the term “or” has the inclusive meaning represented by the phrase “and/or.”
     24. Time of the Essence. Time is of the essence with respect to all obligations of Borrower to give notice and otherwise take action hereunder.
NOTICE OF FINAL AGREEMENT
     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
SIGNATURE PAGES FOLLOW

     AGREED and accepted as of the date first written above.

LENDER:		ADDRESS:

ARDINGER FAMILY PARTNERSHIP, LTD.		1990 Lakepointe Drive,
Lewisville, TX 75057

By:

Name:	H.T. Ardinger, Jr.
Title:	General Partner

BORROWER:		ADDRESS:

VIEWCAST.COM, INC.

By:		3701 W. Plano Parkway

Name:		Suite 300

Title:		Plano, TX 75075

OSPREY TECHNOLOGIES, INC.

By:		3701 W. Plano Parkway

Name:		Suite 300

Title:		Plano, TX 75075

VIDEOWARE, INC.

By:		3701 W. Plano Parkway

Name:		Suite 300

Title:		Plano, TX 75075

Signature Page
to Second Amended and Restated Loan and Security Agreement

EXHIBIT A
TRADEMARKS, PATENTS, COPYRIGHTS AND LICENSES

EXHIBIT B
CERTIFICATE OF DESIGNATIONS
OF
SERIES E CONVERTIBLE REDEEMABLE PREFERRED STOCK
OF
VIEWCAST.COM, INC.
ViewCast.com, Inc., a Delaware corporation, DOES HEREBY CERTIFY:
          That, pursuant to the authority conferred upon the Board of Directors of said corporation by virtue of its certificate of incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), said Board of Directors has duly adopted a resolution by a majority of the directors at a duly called meeting of the Board of Directors providing for the issuance of a series of preferred stock, par value $0.0001 per share, designated as Series E Convertible Redeemable Preferred Stock, which resolution reads as follows:
“BE IT RESOLVED, that the Board of Directors (the “Board of Directors”) of ViewCast.com, Inc. (the “Corporation”) hereby authorizes the issuance of a series of preferred stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

1)	Designation. The distinctive serial designation of said series shall be “Series E Convertible Redeemable Preferred Stock” (hereinafter called “Series E Preferred Stock”). Each share of Series E Preferred Stock shall be identical in all respects with all other shares of Series E Preferred Stock.

2)	Number of Shares. The number of authorized shares of Series E Preferred Stock shall be eighty thousand (80,000) shares. The number of authorized shares of Series E Preferred Stock may be increased or reduced by the Board of Directors of the Corporation, subject to written consent of the holders of a majority of the outstanding Series E Preferred Stock, by the filing of a certificate pursuant to the provisions of the DGCL stating that the change has been so authorized. When shares of Series E Preferred Stock are purchased or otherwise acquired by the Corporation or converted into common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”), the Corporation shall take all necessary action to cause the shares of Series E Preferred Stock so purchased or acquired to be canceled and reverted to authorized but unissued shares of Preferred Stock undesignated as to series.

3)	Rank. The Series E Preferred Stock shall, with respect to rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Stock and to any class of preferred stock established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of common stock of the Corporation, as “Junior Stock”), (ii) on parity with the Series B Preferred Stock and Series C Preferred Stock as to rights on liquidation, winding up and dissolution, and (iii) subject to certain conditions, on a parity with each other class of preferred stock established hereafter by the Board of Directors of the Corporation and subject to approval by the majority of the holders of the Series E Preferred Stock, the terms of which expressly provide that such class or series shall rank on a parity with the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, with the Series B Preferred Stock and Series C Preferred Stock, referred to as “Parity Stock”).

4)	Preference on Liquidation.
a)	Subject to paragraph (b) below, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series E Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, the Liquidation Preference (as defined below) before any distribution is made on any Junior Stock, including, without limitation, any Common Stock. “Liquidation Preference” means $100 per share of Series E Preferred Stock (the “Stated Value”) multiplied by (i) 101% if the date in question occurs on or before December 11, 2007; (ii) 102% if the date in question occurs after December 11, 2007 and on or before December 11, 2008; (iii) 104% if the date in question occurs after December 11, 2008 and on or before December 11, 2009; (iv) 105% if the date in question occurs after December 11, 2009 and on or before December 11, 2010; and (v) 107% if the date in question occurs after December 11, 2010.

b)	If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series E Preferred Stock and all Parity Stock are not paid in full, then the assets of the Corporation available for distribution among the holders of the Series E Preferred Stock and any Parity Stock shall bear to each other the ratio that the gross amounts invested in Series E Preferred Stock and the gross amounts invested in any Parity Stock bear to each other.

c)	After payment of the full amount of the Liquidation Preference, the holders of shares of Series E Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

d)	For the purposes of this Certificate of Designations, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall be deemed to constitute a liquidation, dissolution or winding-up of the Corporation. However, any consolidation, merger, share exchange or similar transaction to which the Corporation is a party shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

e)	Written notice of any payment to the holders of Series E Preferred Stock as a result of the liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of shares of Series E Preferred Stock at their respective addresses as the same shall appear on the books of the transfer agent for the Series E Preferred Stock.
5)	Redemption Rights.
a)	At any time the Corporation shall have the right to redeem at the Liquidation Preference per share, in whole or in part, shares of Series E Preferred Stock (the “Optional Redemption”), to the extent permitted by applicable law and so long as (i) the Corporation shall have sufficient cash available on the Optional Redemption Date (as defined below) to effect such Optional Redemption and (ii) the Corporation shall have delivered each holder of Series E Preferred Stock at least fifteen (15) Trading Days prior written notice (an “Optional Redemption Notice”) specifying the date on which such Option Redemption is to be effected (the “Optional Redemption Date”) and the amount of the Liquidation Preference payable to such holder. If the Corporation should elect to redeem less than all the shares of Series E Preferred Stock outstanding, the Corporation shall select these shares of Series E Preferred Stock to be redeemed by lot. Nothing herein shall limit a holder’s right to convert its shares of Series E Preferred Stock at any time prior to the Optional Redemption Date.

b)	Upon the redemption of shares of Series E Preferred Stock, payment of the Liquidation Preference, which shall be in the form of company check, to the holder thereof will be effected simultaneously with the return of such share of Series E Preferred Stock by such holder to the Corporation. To the extent the Corporation shall redeem less than all of the shares of Series E Preferred Stock outstanding, the Corporation shall also deliver certificates evidencing the unredeemed shares of Series E Preferred Stock in addition to the Liquidation Preference paid as to the redeemed shares.
6)	Voting Rights.
a)	General. Each holder of Series E Preferred Stock shall be entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred Stock held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred Stock could then be converted into Common Stock. Each holder of Series E Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote. Fractional votes shall not however be permitted, and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

b)	Action Requiring Written Consent of the Holders of a Majority of the Series E Preferred Stock. The Corporation shall not, without first obtaining the written consent of the holders of a majority of the outstanding Series E Preferred Stock:
(i) create, by reclassification or otherwise, or issue, any new class of securities senior to or in parity with the Series E Preferred Stock, whether with respect to voting rights, liquidation preference, dividend rights or otherwise;
(ii) amend, alter or change the designations or the powers, preferences, privileges or rights, or the qualifications, limitations or restrictions of the Series E Preferred Stock in any manner; or
(iii) increase or decrease the authorized number of shares of the Series E Preferred Stock.
7)	Conversion Rights. Each holder of shares of Series E Preferred Stock shall have the right, subject to any applicable laws and regulations, at any time at the holder’s option to convert any shares of Series E Preferred Stock based on the Stated Value into shares of Common Stock at the Conversion Price (subject to adjustment as described in Section 9 below). The “Conversion Price” (subject to adjustment as described in Section 9 below) shall be the lesser of (i) $0.60 per share of Common Stock (the “Base Conversion Price”); (ii) 85% of the Base Conversion Price if the notice of conversion is submitted on or prior to December 11, 2008; (iii) 100% of the Base Conversion Price if the notice of conversion is submitted after December 11, 2008 and on or prior to December 11, 2009; or (iv) any time after December 11, 2009, the average closing sale price for the Common Stock on the Trading Market during the 20 Trading Days ending on the last Trading Day prior to the notice of conversion being submitted.
a)	In order to exercise the conversion right, the holder of shares of Series E Preferred Stock to be converted shall surrender that certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent for the Series E Preferred Stock and shall give written notice to the Corporation in the form of Exhibit A attached hereto designating the number of shares of Series E Preferred Stock to be converted. Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of paragraph 7(c) below. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series E Preferred Stock is registered, be duly endorsed by, or be accompanied by, instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder’s duly authorized attorney-in-fact.

b)	As promptly as practicable, but in any event within five (5) Trading Days after the surrender of certificates for shares of the Series E Preferred Stock for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and deliver to such holder, or on such holder’s written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of the Series E Preferred Stock surrendered for conversion in accordance with the provisions of this Section 7. In the event fewer than all the shares of Series E Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the shares of Series E Preferred Stock not redeemed without cost to the holder thereof. Each conversion with respect to such shares of the Series E Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series E Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date.

c)	If a holder converts shares of the Series E Preferred Stock, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Series E Preferred Stock (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder. In the event that the shares are to be issued in a name other than that of the holder, the holder shall provide the funds necessary to pay any and all of the foregoing taxes.

d)	The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Series E Preferred Stock. The Corporation shall from time to time, in accordance with the DGCL, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the shares of the Series E Preferred Stock at the time outstanding, subject to the foregoing restriction on conversion. All shares of Common Stock delivered upon conversion of the shares of the Series E Preferred Stock will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

e)	In the event of any merger, share exchange or similar transaction to which the Corporation is a party, except (i) a reincorporation merger or any other merger in which the Company is the surviving entity so long as no voting securities of the Company are exchanged for the securities of any other entity as part of the merger or (ii) a share exchange in which the Corporation’s shares are issued to stockholders of another corporation, the plan of merger, plan of share exchange or comparable document shall provide that each share of Series E Preferred Stock then outstanding shall be converted into or exchanged for the kind and amount of stock, other securities and property receivable upon such merger, share exchange or similar transaction by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior thereto.

8)	Restriction on Distributions. If and so long as at least 10,000 shares of Series E Preferred Stock remain outstanding, the Corporation shall not declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, Junior Stock or warrants, rights or options exercisable for or convertible into any Junior Stock.

9)	Conversion Price Adjustments.
a)	In the event the Corporation shall effect a subdivision of the outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision shall become effective shall be proportionately decreased, and conversely in the event the Corporation shall combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

b)	Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series E Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of the Series E Preferred Stock.

c)	In any case in which this paragraph provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to this paragraph occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event issuing to the holder of any shares of the Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

d)	In case the Corporation shall take any action affecting the Common Stock, other than actions described in Section 7 or this Section 8, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Series E Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

e)	The Corporation will endeavor to list the shares of the Common Stock required to be delivered upon conversion of shares of the Series E Preferred Stock, prior to delivery,

upon each national and international securities exchange, if any, upon which the Common Stock is listed at the time of delivery.
10)	Optional Conversion by Corporation. If the closing sale price for the Common Stock on the Trading Market during any 20 consecutive Trading Day period is at least 150% of the then applicable Conversion Price (the “Conversion Trigger”), the Corporation shall have the right once in any twelve-month period to issue a notice of conversion to the holders of the Series E Preferred Stock within 40 Trading Days after the first occurrence of the Conversion Trigger during the twelve-month period requiring each holder to convert a specified number of shares of Series E Preferred Stock up to a maximum of each holder’s pro rata share of up to 20,000 shares of Series E Preferred Stock; provided, however, if during a twelve-month period the Corporation has the right to cause such a conversion and does not, then, if during the next twelve-month period the Corporation has the right to cause such conversion, it shall have the right to cause the conversion of up to a holder’s pro rata portion of up to 40,000 shares of Series E Preferred Stock; provided further, however, the Corporation shall never be entitled to cause the conversion of more than a holder’s pro rata portion of 40,000 shares of Series E Preferred Stock.

11)	Right of First Refusal.
a)	If on or before December 31, 2009, individually, or collectively Ardinger Family Partnership, Ltd., one or more Affiliates of H.T. Ardinger (as defined under Rule 405 promulgated pursuant to the Securities Act of 1933, as amended) and/or family members of H.T. Ardinger (individually and collectively, an “Ardinger Holder”) (i) receives a written offer (which may be subject to various closing conditions including definitive documentation) from a non-Ardinger Holder (the “Proposed Transferee”) to acquire at least the Minimum Amount of Series E Preferred Stock (as hereinafter defined) (the “Proposed Disposition”), (ii) the written offer sets forth the price to be paid for such Series E Preferred Stock and the number of shares of Series E Preferred Stock subject to the written offer and (iii) the Ardinger Holder desires to sell said number of shares of Series E Preferred Stock to the Proposed Transferee pursuant to such terms, the Ardinger Holder shall notify the Corporation in writing of the Proposed Disposition stating in such notice (the “Transfer Notice”) the details of such Proposed Disposition, including (i) the name of the Proposed Transferee, (ii) the number of shares of Series E Preferred Stock to which the Proposed Disposition pertains (the “Offered Shares”) and (iii) the form and amount of the consideration per Offered Share (including the terms and method of payment) to be given to the Ardinger Holder by the Proposed Transferee for the Offered Shares (the “Offer Price”). The Transfer Notice shall constitute an offer by the Ardinger Holder to sell the Offered Shares to the Corporation, or its designee(s), at the price set forth in Section 11c). Such offer shall be irrevocable for twenty (20) days from the date the Corporation receives the Transfer Notice.

b)	The Corporation and its designees (which number of designees shall not exceed two) shall have the right to acquire all of the Offered Shares by communicating in writing to the Ardinger Holder, its or their election to acquire a specified number of the Offered Shares (the aggregate amount of which must be all the Offered Shares) within twenty

(20) days of the date the Transfer Notice was received by the Corporation. A written notice that the Corporation and/or its designees desire to acquire the Offered Shares (the “Acceptance Notice”) shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the transferring of all of the Offered Shares. The obligations of the Corporation and/or its designees to acquire the specified number of Offered Shares to be acquired by the Corporation and/or its designees as set forth in the Acceptance Notice are joint and several obligations of such parties.

c)	The purchase price per Offered Share shall be the Offer Price. If the consideration for the Proposed Disposition is not comprised solely of cash to be paid by the Proposed Transferee to the Ardinger Holder, the Corporation and/or its designees shall have the right to pay the purchase price in the same manner and upon the same terms as the Proposed Transferee or to pay the fair value of such non-cash consideration. If the Ardinger Holder, the Corporation and its designees are unable to agree upon the fair value of such non-cash consideration within five (5) days after the date the Transfer Notice was received by the Corporation, an appraisal firm jointly selected by the Ardinger Holder, the Corporation and its designees shall determine the fair value of such non-cash consideration which determination shall be conclusive and binding on all parties. The fees and expenses of such appraisal firm shall be borne by the Corporation and/or its designees. During the time the appraisal firm is making its determination, all time periods set forth in this Section 11 shall be tolled and shall begin to run again after the Corporation receives in writing the appraisal firm’s determination.

d)	If there is an Acceptance Notice, the closing of the purchase of the Offered Shares shall be at a time and date set by the Corporation and/or its designees which shall not be later than thirty (30) days after the Transfer Notice was delivered to the Corporation. At the closing, the Ardinger Holder shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Offered Shares and shall transfer the Offered Shares to the purchasers thereof, free and clean of all liens, claims, charges or encumbrances, (other than general securities laws restrictions) against payment of the purchase price for the Offered Shares determined above.

e)	Notwithstanding the foregoing, if the Corporation and/or its designees do not collectively elect to acquire all of the Offered Shares pursuant to the terms hereof, then the Ardinger Holder shall have the right to sell the Offered Shares to the Proposed Transferee at any time within one hundred eighty (180) days of the date the Transfer Notice was delivered to the Corporation so long as the terms and conditions are no more favorable to the Proposed Transferee than those specified in the Transfer Notice except that the Offer Price may be decreased by up to five (5%) percent. If the transfer by the Ardinger Holder to the Proposed Transferee of all the Offered Shares is not made within one hundred eighty (180) days of the date the Transfer Notice was delivered to the Company, that right to transfer in accordance with this Section 11 shall expire. In such event, the restrictions of this Section 11 shall be reinstated, and any subsequent transfer of such Offered Shares, whether or not to the same Proposed Transferee, must be made in compliance with this Section 11. The Corporation shall not give effect on its books to any transfer or purported transfer of Offered Shares to a Proposed Transferee unless each and all of the conditions hereof affecting such transfer shall have been satisfied.

f)	“Minimum Amount of Series E Preferred Stock” means the greater of (i) 40,000 shares of Series E Preferred Stock or (ii) the number of shares of Series E Preferred Stock convertible into at least ten (10%) percent of the Corporation’s Common Stock, on a fully diluted basis. The Minimum Amount of Series E Preferred Stock threshold (i) may be met by one or more Ardinger Holder in one transaction or a series of related transactions with the same Proposed Transferee and/or an affiliate of such Proposed Transferee (as defined under Rule 405 promulgated pursuant to the Securities Act of 1933, as amended) (collectively, the “Same Proposed Transferee”) and (ii) shall also be met if any transaction or series of related transactions to the Same Proposed Transferee do not meet the Minimum Amount of Series E Preferred Stock threshold but would result in the holdings of Series E Preferred Stock of the Same Proposed Transferee on an aggregated basis meeting the Minimum Amount of Series E Preferred Stock.
12)	Certain Definitions.
                    “Person” means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
                    “Series B Preferred Stock” means the Corporation’s Series B Convertible Preferred Stock, $0.0001 par value.
                    “Series C Preferred Stock” means the Corporation’s Series C Convertible Preferred Stock, $0.0001 par value.
                    “Subsidiary” of any Person means any Corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Corporation or one or more of its Subsidiaries.
                    “Trading Day” means any day which the Trading Market is open for business.
                    “Trading Market” means the national or regional stock exchange or quotation service upon which the Common Stock is listed or quoted, including the “Pink Sheets” or any over-the-counter trading activity.
                    “Transfer Agent” means ViewCast.com, Inc.
*****

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Executive Officer and attested to by its Chief Financial Officer this 11th day of December, 2006.

VIEWCAST.COM, INC., a Delaware corporation

By:
Name:	George C. Platt
Title:	Chief Executive Officer
ATTEST:

By:
Name:	Laurie L. Latham
Title:	Chief Financial Officer

EXHIBIT A
HOLDER’S CONVERSION NOTICE
To: ViewCast.com, Inc.
     The undersigned Holder of the Series E Convertible Redeemable Preferred Stock, par value U.S. $.0001 (the “Preferred Stock”), of ViewCast.com, Inc. (the “Corporation”), in the aggregate principal amount of U.S. $                     irrevocably exercises the option to convert such Preferred Stock into shares of Common Stock of the Corporation, par value U.S. $0.0001 (the “Common Stock”), in accordance with the terms of the Certificate of Designations relating to the issuance by the Corporation of the Preferred Stock, and directs that the Common Stock issuable and deliverable upon such conversion be issued and delivered to the undersigned in the name and at the address set forth below.
     If the Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith funds in an amount sufficient to pay any such taxes.
     All terms used and not otherwise defined herein shall have the respective meanings set forth in the Certificate of Designations.
DATE:
Name of Holder:
Signature(s) of Holder:
Address for Delivery of Shares:
Name for Registration of Shares (if different than Holder):

EXHIBIT C
     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.
WARRANT TO PURCHASE COMMON STOCK
of VIEWCAST.COM, INC.
Void after December 11, 2013
     This Warrant is issued to the Ardinger Family Partnership, Ltd. (“Holder”) by ViewCast.com, Inc., a Delaware corporation (the “Company”), on December 11, 2006 (the “Warrant Issue Date”). This Warrant is issued pursuant to the terms of that certain Exchange Agreement dated December 11, 2006, by and between the Company and the Holder (the “Exchange Agreement”).
     1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to Two Million Five Hundred Thousand (2,500,000) fully paid and nonassessable shares of Common Stock, par value $0.0001, of the Company, as constituted on the Warrant Issue Date (the “Common Stock”). The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 9 hereof.
     2. Exercise Price. The purchase price for the Shares shall be $0.48 per share which is 110% of the average closing sale price of the Common Stock on the Over-The-Counter Bulletin Board during the five (5) trading days ending on the date immediately prior to the closing of transactions contemplated by the Exchange Agreement, as adjusted from time to time pursuant to Section 9 hereof (the “Exercise Price”).
     3. Exercise Period. This Warrant shall be exercisable commencing on the Warrant Issue Date and shall expire and be of no further force or effect at 4:30 pm (Dallas time) on December 11, 2013 (the “Expiration Date”).
     4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal office; and
          (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased by either, at Holder’s option, (i) certified check or bank draft or (ii) cancellation of principal or interest owed to Holder by the Company.
     5. Accredited Investor. On the date hereof, the Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Immediately prior to any exercise of the Warrant pursuant to Section 4, the Holder shall provide the Company with a representation that it is still an “accredited investor” as defined in Rule 501(a) under the Securities Act.
     6. Investment Representation. Unless the Shares are issued to the Holder in a transaction registered under applicable federal and state securities laws, by its execution hereof, the Holder represents and warrants to the Company that all Shares which may be purchased hereunder will be acquired by the Holder for investment purposes for its own account and not with any present intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to the Holder in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear the appropriate restrictive investment legend (such legend to be in substantially the same form as set forth in that certain Exchange Agreement, dated as the hereof, by and between the Company and the Holder) and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Holder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
     7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by Section 4 of this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) days of the delivery of the Notice of Election.
     8. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant under Section 4, will be duly and validly issued, fully paid and nonassessable.
     9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
          (a) Mandatory Reduction in Exercise Price. If, after the date of this Warrant, the Company authorizes or issues additional shares of its Common Stock, other than pursuant to any employee stock purchase plan, to any of George Platt, Dave Stoner or Laurie Latham (each, an “Excluded Executive”) or to any other person that is not an employee, consultant or outside director of the Company (a “Third Party”) at a purchase price less than the Exercise Price per share (or with regard to any shares of Common Stock that are granted but not paid for, when the average closing sale price of the Common Stock during the five (5) trading days ending on the date immediately prior to such grant), or grants any warrants or options for the purchase of Common Stock to any Excluded Executive or Third Party with an exercise price less than the Exercise Price per share, or grants or issues any stock or securities convertible into or exchangeable for Common Stock with a conversion price of less than the Exercise Price per share to any Excluded Executive or Third Party, then the Exercise Price shall be reduced to equal the lowest of any such price.
          (b) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend or distribution with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend or distribution, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted under this Section 9(b)) shall remain the same. Any adjustment under this Section 9(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend or distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.
          (c) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(b) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
          (d) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.
          (e) Discretionary Reduction in Exercise Price. The Company may at any time or from time to time reduce the Exercise Price of the Warrant.
          (f) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (f) Other Notices. In case at any time prior to the Expiration Date:
(i)	the Company shall declare any dividend or distribution upon its shares of Common Stock payable in shares;

(ii)	the Company shall offer for subscription pro rata to the holders of its shares of Common Stock any additional shares of any class or other rights;

(iii)	there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary dissolution, liquidation or winding-up of the Company, then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.
          (g) Shares to be Reserved. The Company will at all times keep available, and reserve out of its authorized shares of Common Stock, solely for the purpose of issue upon the exercise of the Warrant, such number of Shares as shall then be issuable upon the exercise of the Warrant. The Company will take all such actions as are within its power to ensure that all such Shares may be so issued without violation of any applicable law.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant. Notwithstanding the foregoing, the Holder shall be deemed a stockholder and shall be entitled to all of the rights of a stockholder with respect to the Shares immediately upon satisfying all of Section 4.
     12. Participation in Rights Distribution. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired, the Company shall issue to all holders of its Common Stock rights (the “Rights”) entitling the holders thereof to purchase any shares of capital stock, the Company also shall issue to the Holder identical Rights, with such number of Rights to be issued to the Holder being based on the number of shares of Common Stock which Holder would then be entitled to receive if this Warrant had been exercised in full immediately prior to the issuance of the Rights. Prior to issuing the Rights, the Company shall provide notice to the Holder as set forth in Section 9(f). In connection with issuing the Rights, the Company will take all necessary corporate action to at all times keep available and reserve out of its authorized shares of Common Stock the number of shares of Common Stock issuable upon exercise of the Rights.
     13. Transfers of Warrant. The Holder of the Warrants may transfer this Warrant without restriction to an Affiliate of H.T. Ardinger (as defined under Rule 405 promulgated pursuant to the Securities Act) or a family member of H.T. Ardinger and in compliance with all applicable federal and state securities laws. Any other transfer of this Warrant must be for the right to acquire upon exercise at least 200,000 Shares (subject to adjustment for any reverse stock split or share combination) and in compliance with all applicable federal and state securities laws. In order for a transferee of this Warrant to receive any of the benefits of such Warrant, the Company must have received notice of such transfer, pursuant to Section 17 hereof, in the form of assignment attached hereto, accompanied by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, that an exemption from registration of this Warrant under the Securities Act and under any applicable state securities law is available.
     14. Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or, in the case of mutilation, upon surrender of this Warrant, the Company will issue to the Holder a replacement warrant (containing the same terms and conditions as this Warrant).
     15. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns as set forth in Section 13.
     16. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.
     17. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one business day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).
     18. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.
     19. Governing Law. This Warrant shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, ViewCast.com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

VIEWCAST.COM, INC.
By:
Laurie L. Latham
Chief Financial Officer

Agreed to and Acknowledged by:
ARDINGER FAMILY PARTNERSHIP, LTD.

By:
H.T. Ardinger, Jr.
General Partner

FORM OF ELECTION TO EXERCISE
     The undersigned hereby irrevocably elects to exercise the number of Warrants of VIEWCAST.COM, INC. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

(a) Number of Shares to be Acquired:

(b) Exercise Price per Share:

(c) Aggregate Purchase Price [(a) multiplied by (b)]:
and hereby tenders a certified check, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefore to be issued as directed below.
DATED this                      day of                                         ,                      .
Per:

Direction as to Registration
Name of Registered Holder:
Address of Registered Holder:

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder
desires to transfer the Warrant.)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto                                         .
(Please print name and address of transferee)
     this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Warrant on the books of the within-named Company, with full power of substitution.
Dated:                     , 200_

Signature

(Signature must conform in all respect to name of holder as specified on the face of the Warrant.)

(Insert Social Security or Other Identifying Number of Holder)

EXHIBIT D
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is entered into as of December 11, 2006, by and among ViewCast.com, Inc., a Delaware corporation (the “Company”), and Ardinger Family Partnership, Ltd. (“Ardinger”), and any successors and assigns (collectively, including Ardinger, the “Holders”). In consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
          1.1 “Common Stock” means the common stock, par value $.0001 per share, of the Company.
          1.2 “Demand” means a written request to the Company signed by Holders of at least 10,000,000 shares of the outstanding Registrable Securities which can be made at any time after January 1, 2008.
          1.3 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.
          1.4 “Exchange Shares” shall mean the 2,862,687 shares of Common Stock issued to Ardinger pursuant to the terms of the Exchange Agreement (as defined below).
          1.5 “Preferred Shares” shall mean those certain shares of Series E Convertible Redeemable Preferred Stock of the Company, initially convertible into 15,686,274 shares of Common Stock of the Company issued to Ardinger pursuant to the Exchange Agreement by and among Ardinger, the Company and others dated as of December 11, 2006 (the “Exchange Agreement”).
          1.6 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.
          1.7 “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Shares, the shares of Common Stock issuable or issued upon exercise of the Warrant (as defined below) and the Exchange Shares and (ii) any other shares of the Common Stock issued as (or issuable upon or the exercise of any right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Preferred Shares, or the Common Stock issued upon conversion of the Preferred Shares, the Common Stock issued upon exercise of the Warrant and the Exchange Shares; provided, however, that Registrable Securities shall only be treated as Registrable

Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold, in the opinion of counsel to the Company, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
          1.8 “Registration Expenses” shall mean all expenses (excluding underwriting discounts, selling commissions, and fees and expenses in excess of an aggregate of $10,000 of counsel for the Holders) incurred in connection with a registration under Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including expenses of special audits or “cold comfort” letters or opinions) and blue sky fees and expenses.
          1.9 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.
          1.10 “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          1.11 “Warrant” shall mean the warrant granted to Ardinger to initially acquire upon exercise of the warrant 2,500,000 shares of Common Stock, which warrant was issued pursuant to the terms of the Exchange Agreement.
     2. Demand Registration.
          2.1 Request for Demand Registration. At any time after January 1, 2008, Holders of at least the lesser of (a) 10,000,000 shares of the Registrable Securities or (b) Registrable Securities with a market value of $10,000,000 (the “Demand Holders”) shall have the right to make a Demand to the Company that it register for resale the number of Registrable Securities set forth in the Demand. Upon receiving a Demand, the Company shall provide to each other Holder the right to include in the registration any of each other Holder’s Registrable Securities. Collectively, the Demand Holders and such other Holders who elect to participate in the registration are referred to as the “Selling Demand Holders.”
          2.2 Form of Registration Statement. On or before the sixtieth (60th) day following a Demand, the Company file with the SEC a registration statement under the Securities Act covering the resale of the number of Registrable Securities elected pursuant to Section 2.1 to be included in such registration. In addition, the Company may elect to register for resale shares of Common Stock held by other security holders of the Company, so long as (i) the Registrable Securities of the Selling Demand Holders to be registered will not be reduced thereby; (ii) if such registration is an underwritten offering, such other security holders agree in writing to sell the Common Stock on the same terms and conditions as apply to the Registrable Securities being sold so long as any Common Stock to be sold pursuant to this clause (ii) will not, in the opinion of the managing underwriter(s) adversely affect the offering price of the Registrable Securities being sold; and (iii) the Company will be responsible for any and all costs

(including reasonable attorneys’ fees) incurred by the Selling Demand Holders arising out of the registration of such other security holder’s Common Stock.
          2.3 Effecting the Registration Statement. The Company shall use its reasonable best efforts to cause the registration statement to become effective as soon as possible following the filing thereof and shall use its reasonable best efforts to keep the registration statement in effect and maintain compliance with all securities laws until the end of the Registration Period (hereafter defined).
          2.4 Number of Demands. Subject to Section 2.7, the Company shall only be obligated under this Section 2 to effect an aggregate of one (1) registration on Demand for any and all Holders, unless the Company breaches its obligations under Sections 2.2, 2.3 or 4.2 (b), (c), (d), (e) or (f).
          2.5 Delay due to Underwritten Offering. If, upon receiving a Demand, the Company is otherwise registering its securities pursuant to an underwritten public offering and in the good faith judgment of the managing underwriter, the registration of the Registrable Securities pursuant to the Demand or the resale of the Registrable Securities pursuant thereto would interfere with the Company’s successful marketing of its securities, the Company may, by giving prompt written notice to the Holders giving the Demand, delay the registration of the Registrable Securities pursuant to the Demand or any resale of such Registrable Securities for the minimum period necessary to not interfere with the Company’s offering, but in no event more than ninety (90) days. The Holders shall have piggyback rights under Section 3 with respect to the Company’s offering.
          2.6 Underwritten Offering. If any registration under Section 2 of this Agreement is an underwritten offering, the underwriter(s) that will administer the offering will be selected by the Company.
     2.7 Withdrawal. If any Holder disapproves of the terms of any offering, such Holder may, in its sole discretion, withdraw such Holder’s Registrable Securities therefrom by giving written notice to the Company. Such Holder’s Registrable Securities so withdrawn from the offering shall also be withdrawn from registration. If all Holders requesting the Demand withdraw all Registrable Securities from such registration (whether before or after the registration statement is declared effective by the SEC) as a result of a Permitted Withdrawal Event (as hereafter defined), then such registration shall not be counted as or constitute the Demand effected hereunder. The term “Permitted Withdrawal Event” means (a) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities after the date of filing of such registration statement either within or outside the United States, (b) trading in any securities of the Company has been suspended or materially limited by the SEC or the New York Stock Exchange, the American Stock Exchange, or NASDAQ if such securities were so traded immediately prior to such suspension or material limitation, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market

has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any other governmental authority, (c) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) a banking moratorium has been declared by either Federal or New York authorities.
     3. Piggyback Registration.
          3.1 Notice. If at any time prior to the expiration of the Registration Period, (i) the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Rule 145 transaction or other merger transaction or a registration on any registration form which does not permit secondary sales of Common Stock and (ii) registration statements covering the resale of all of the Registrable Securities are not then effective and available for sales thereof, the Company will:
          (a) promptly give the Holders written notice thereof;
          (b) include in such registration, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by the Holders within thirty (30) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 3.2 below. Such written request or requests shall specify all of the Holders’ Registrable Securities; provided, however, the aggregate amount of Registrable Securities specified in such written request shall not be less than one-half of the Registrable Securities; and
          (c) use its reasonable best efforts to keep the registration statement in effect and maintain compliance with all securities laws for the Registration Period.
          3.2 Underwriting. The right of the Holders to registration pursuant to this Section 3 shall be conditioned upon their participation in any underwriting and the inclusion of their Registrable Securities in such underwriting to the extent provided herein. If the Holders wish to include Registrable Securities in the registration and underwriting, if any, the Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with an underwriter(s) selected by the Company. Notwithstanding any other provision of this Section 3, if the underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall include in such registration to the extent that such securities may be included in such registration without materially affecting the offering price thereof in the opinion of such managing underwriter in the following order: (i) if such registration is initiated by the Company proposing to register any of its Common Stock, first such Common Stock proposed to be sold by the Company; (ii) if such registration is initiated by the Company proposing to register any of its Common Stock, second, up to all the Registrable Securities held by any Holder which have been duly requested to be included in such registration in accordance with this Agreement with the actual amount being determined by the managing underwriter; (iii) if such registration is not initiated by the Company proposing to register any of its Company, first, up to all the Registrable Securities held by any Holder which have been duly requested to be included in such registration in accordance with this Agreement with the actual amount being determined by the managing underwriter; (iv) if such registration is initiated by the Company proposing to register any of its Common Stock, third, up to all of any other securities of the Company held by Persons other than a Holder having rights to participate in such registration, in accordance with their agreements with respect thereto with the actual amount being determined by the managing underwriter; and (v) if such registration is not initiated by the Company proposing to register any of its Common Stock, second, up to all of any other securities of the Company held by Persons other than a Holder having rights to participate in such registration, in accordance with their agreements with respect thereto with the actual amount being determined by the managing underwriter. If the Holders or other stockholder disapproves of the terms of any such underwriting, the Holders or other stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
     4. Expenses of Registration; Registration Procedures.
          4.1 Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company.
          4.2 Procedures. If and whenever the Company effects the registration of any Registrable Securities as provided herein, the Company shall, subject to the limitations provided herein:
               (a) if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the selling Holders and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement, prospectus, any amendment or supplement thereto as proposed to be filed;
               (b) prepare and file with the SEC such amendments and supplements to any registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;
               (c) furnish to the Holders of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Holders may reasonably request;

               (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (the “Blue Sky Laws”), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4.2(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;
               (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;
               (f) notify the Holders of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
               (g) after the filing of the registration statement, promptly notify the Holders of any stop order issued or, to its knowledge, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;
               (h) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;
               (i) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any national or regional securities exchange or quoting service on which any of the Common Stock is then listed or quoted, including the “pink sheets” or any over-the-counter trading activity;
               (j) the Company will make reasonably available for inspection by the Holders requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Holders or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Holders agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such is made generally available to the public;
               (k) the Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and
               (l) upon the transfer of any Registrable Securities by the Holders in connection with a registration hereunder, the Company shall furnish unlegended certificates representing ownership of the Registrable Securities in such denominations as shall be requested by the Holders or the underwriters.
          4.3 Company Right to Delay. Notwithstanding anything set forth in this Agreement, the Company shall have the right once per every twelve (12) consecutive months to delay the filing of a registration statement pursuant to this Agreement and to suspend the effectiveness of any such Registration Statement for a reasonable period of time (not exceeding ninety (90) days) if the Company furnishes to the selling Holders a certificate signed by the Chairman of the Board or the President of the Company stating that the Company has determined in good faith that effecting such registration or offering at such time would adversely affect a material financing, acquisition or disposition of assets, distribution rights or stock, merger or other comparable transaction, or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. The right pursuant to this Section 4.3 cannot be used with the delay right under Section 2.5. If a registration is delayed under Sections 2.5 or 4.3, then such registration may not also be delayed under the other section.
     5. Indemnification.
          5.1 Company. The Company shall indemnify a Holder and the directors, officers, employees, agents and representatives of the Holder, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act, if Registrable Securities held by the Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Blue Sky Laws including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and such directors, officers, employees, agents, representatives or control persons for any attorney’s fees, legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) contained in a writing signed by that Holder and furnished to the Company by that Holder and stated to be specifically for use in preparing such prospectus, offering circular or other document incident to such registration, qualification or compliance in that writing.
          5.2 Holder. Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, agents and representatives and each underwriter, if any, of the Company’ securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document incident to such registration, qualification or compliance and contained in a writing signed by that Holder and furnished to the Company by that Holder and stated to be specifically for use in preparing such prospectus, offering circular or other document incident to such registration, qualification or compliance in that writing. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate liability of such Holder for indemnification or contribution under this Section 5 exceed the proceeds actually received by such Holder from the sale of shares in such offering (after deducting any and all costs, fees, and expenses, including underwriting commissions, discounts, and legal fees and expenses).
          5.3 Procedures. Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. Each Indemnified Party, at the Indemnifying Party’s cost, shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.
          5.4 Equitable Relief. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by any Holder hereunder exceed the proceeds from the sale of shares in the offering received by such Holder.
          5.5 Survival. The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement. Unless waived by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
     6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:
          6.1 Public Information. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

          6.2 Filings. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
          6.3 Compliance. So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act;
          6.4 Removal of Legends. The Company will, at the written request of a Holder, upon receipt from such Holder of a certificate certifying (i) that such Holder has held its Registrable Securities for the applicable holding period under Rule 144 with respect to the Holder’s possession of such Registrable Securities, as in effect on the date of such certificate, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company during any of the ninety (90) preceding days, and (iii) as to such other matters as may be required in accordance with Rule 144, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act; and
          6.5 Additional Information. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6 are to enable the Holders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Holders ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). The Company shall take such other measures, and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar provision hereafter in effect).
     7. Termination of Rights. The provisions of this Agreement, except the provisions in Sections 5 and 6 of this Agreement, shall terminate upon the earlier of (i) December ___, 2016, (ii) the first day that all Registrable Securities have been sold by the Holders, or (iii) with regard to any specific Holder, the first day that all Registrable Securities owned by such Holder (and any affiliate of such Holder may be sold, in light of the status of such Holder as an affiliate of the Company with whom such Holder must aggregate its shares under Rule 144), pursuant to Rule 144 promulgated under the Securities Act in any three (3) month period; provided, however, that the indemnification and contribution rights and obligations hereunder shall not terminate and shall survive forever. The period this Agreement is in effect is referred to as the “Registration Period.”
     8. Miscellaneous.
          8.1 Transfer or Assignment of Registration Rights. The rights of a Holder shall be assigned automatically to any transferee of the Preferred Shares or Registrable Securities from such Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee and (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof.

          8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements entered into solely between residents of and to be performed entirely within such state.
          8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          8.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at the address of such Holder on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal offices.
          8.6 Expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.
          8.7 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon the Holders, each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.
          8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          8.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.
          8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.
          8.11 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated for the purposes of determining the availability of any right under this Agreement.
          8.12 Adjustment of Share Amounts. All share amounts in this Agreement are subject to adjustment (a) in the event of any stock split, stock dividend or share combination (reverse stock split) and (b) in accordance with (i) the Certificate of Designation creating the Preferred Shares and (ii) the terms of the Warrant.
          8.13 Remedies. The Company acknowledges that in the event of any breach of this Agreement by the Company, or any controversy arises concerning any Holder’s rights or obligations under this Agreement, such Holder (1) would be irreparably and immediately harmed by such breach, (2) could not be made whole by monetary damages, and (3) shall be entitled to seek temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance of this Agreement, in addition to all other remedies to which such Holder may be entitled at law or in equity. The remedies of such Holder under this Agreement shall be cumulative of each other and of the remedies available at law or in equity. Such Holder’s full or partial exercise of any such remedy shall not preclude any subsequent exercise by such Holder of the same or any other remedy.
          8.14 Construction. Whenever the context requires in this Agreement, the gender of all words used in Agreement include the masculine, feminine, and neuter and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Use of “herein,” “hereof,” “hereby,” “hereunder,” or similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or part hereof. Unless otherwise specified, all references to a Section refer to sections of this Agreement. The terms “include,” “includes,” and “including” mean “include without limitation,” “includes without limitation,” and “including without limitation” and the term “or” has the inclusive meaning represented by the phrase “and/or.”
          8.15 Time of the Essence. Time is of the essence with respect to all obligations of the Company to give notice and otherwise take action hereunder.
     9. Other Provisions.
          9.1 No More Favorable Rights. The Company represents and warrants to Ardinger that no other Person has registration rights equal to or more favorable than the registration rights set forth in this Agreement. The Company covenants and agrees with Ardinger that so long as Ardinger owns any Registrable Securities and this Agreement has not terminated with respect to Ardinger pursuant to Section 7 hereof, it (i) will not grant any Person registration rights that are as favorable or more favorable than the rights granted in this Agreement and (ii) will cause any agreement granting registration rights to any other Person that is executed on or after the date hereof to be expressly subject and subordinate to the rights in this Agreement.
          9.2 Representations and Warranties. The Company represents and warrants to Ardinger that (i) this Agreement has been duly approved by all necessary corporate action on the part of the Company, (ii) this Agreement constitutes the Company’s legal, valid, and binding obligation, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors right generally and general equitable principles, and (iii) the execution, delivery, and/or performance of this Agreement by the Company does not, and will not, with the giving of notice, the passage of time, or both, breach, violate, or conflict with the terms of any law, rule, or regulation by which the Company is bound, any document or agreement to which the Company is a party or to which the Company’s assets are subject, or any order, injunction, or decree to which the Company is subject or by which the Company’s assets are bound.
[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY: VIEWCAST.COM, INC., a Delaware company
By:
Laurie L. Latham
Chief Financial Officer

HOLDER: ARDINGER FAMILY PARTNERSHIP, LTD.
By:
H.T. Ardinger, Jr.
General Partner